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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation of our report dated February 19, 2001, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement of Form S-8 (Registration No. 33-41262) pertaining to the Tandy Brands Accessories, Inc. Stock Purchase Program.




/s/ WHITLEY PENN

Fort Worth, Texas
February 19, 2001




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